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EXHIBIT 10.7

STATE OF NORTH CAROLINA
                                               SUPPLEMENTAL DEFINED
     COUNTY OF MECKLENBURG                          CONTRIBUTION PLAN



         THIS PLAN is made and entered into effective as of the 31st day of December, 1999, by and between PARK MERIDIAN BANK, a state banking association organized under the laws of North Carolina with its principal offices and place of business in the State of North Carolina (hereinafter referred to as the "Corporation"), and KEVIN KENNELLY, an individual residing in the State of North Carolina (hereinafter referred to as "the Employee").

                          W I T N E S S E T H  T H A T:

         WHEREAS, the Employee is employed by the Corporation;

         WHEREAS, the Employee has provided valuable services to the Corporation;

         WHEREAS, the Corporation recognizes the valuable services performed by the Employee and the benefits that have inured to the Corporation as a result of such service and wishes to encourage the Employee's continued employment and service to the Corporation;

         WHEREAS, the Employee wishes to be allowed to defer a certain amount of compensation during the Employee's years of employment to provide additional means of savings for the Employee and the Employee's family upon the Employee's retirement from active service with the Corporation, or other termination of such employment whether by reason of disability, death or otherwise; and

         WHEREAS, the parties hereto wish to document the terms and conditions upon which the Corporation agrees to pay such deferred compensation to the Employee or the Employee's designated beneficiary after the Employee's retirement, disability, death or such other termination of employment.

         NOW, THEREFORE, in consideration of the Employee's past services and in consideration of the Employee remaining in its employ until the Employee's retirement from active service with the Corporation, or other termination of such employment whether by reason of disability, death or otherwise, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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1.       DEFINITIONS

1.1 "Beneficiary" means with respect to the Employee, the person or persons who are designated to receive payments under the Plan as provided herein. Such Beneficiary shall be initially designated by the Employee on the Beneficiary Designation form attached hereto as "Attachment A" and incorporated herein by reference.

1.2 "Compensation" means all compensation (before required withholdings) paid or payable by the Corporation to the Employee for services rendered to the Corporation.

1.3 "Corporation" means PARK MERIDIAN BANK, a state banking association organized under the laws of North Carolina, or any successor thereto and its subsidiaries.

1.4      "Death Benefit" means an amount determined as follows:

         (a) Ascertain the amount of the Employee's Deferred Benefit Account as of the date of the Employee's death;

         (b) Divide the amount determined in (a), above, by the number of years remaining in the period for which benefits are to be paid to the Beneficiary;

         (c)      Divide the quotient determined in (b), above, by twelve (12).

         The result obtained above shall be the Employee's Death Benefit for the first year for which such Death Benefit is payable. As of each anniversary of the date on which such benefit is first payable to the Beneficiary, the Death Benefit shall be recalculated as provided above in this Section, and shall constitute the Death Benefit for the following one year period.

1.5 "Deferred Benefit Account" means the account being administered for the benefit of the Employee under Section 2 of the Plan. Such account shall consist of deferrals of the Employee's Compensation made pursuant to the Plan, plus interest on such deferrals, less distributions made to the Employee or his Beneficiary under the Plan. Such account shall not actually be funded but shall be a bookkeeping account established on the Corporation's records.

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1.6      "Deferred Compensation" means the full amount of the Employee's annual bonus or such other amount of the Employee's Compensation which he elects to defer under the Plan with the consent of the Corporation. All deferrals of Compensation under this Plan must be made by December 31st of the year prior to the year in which services are rendered which entitle the Employee to such Compensation, or such other time before the Employee is entitled to receive such Compensation from the Corporation, and in all events such election must be made by the Employee before he has performed the services for which such Compensation is payable. All deferrals of compensation under this Plan must be made in writing in the form and manner agreed to by the Employee and the Corporation.

1.7      "Entry Date" means the effective date of the Plan.

1.8      "Employee" means KEVIN KENNELLY.

1.9 "Fiscal Year" shall mean the 12 month period beginning on January 1 of each year.

1.10     "Normal Retirement Benefit" means an amount determined as follows:

         (a) Ascertain the amount of the Employee's Deferred Benefit Account as of the date of such determination;

         (b) Divide the amount determined in (a), above, by the number of years remaining in the period for which benefits are to be paid to the Employee or his Beneficiary;

         (c)      Divide the quotient determined in (b), above, by twelve (12).

         The result obtained above shall be the Employee's Normal Retirement Benefit for the first year for which such benefit is payable. As of each anniversary of the date on which such benefit is first payable to the Employee or the Beneficiary, the Employee's Normal Retirement Benefit shall be recalculated as provided above in this Section, and shall constitute the Employee's Normal Retirement Benefit for the following one year period.

1.11 "Plan" means the Supplemental Defined Contribution Plan of the Corporation and its successors as described herein as the same may hereafter from time to time be amended.

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2.       ADMINISTRATION OF ACCOUNT

2.1 Deferrals of Compensation by the Employee pursuant to the Plan shall be credited to the Employee's Deferred Benefit Account as of the date on which such Compensation would have been paid to the Employee if the Employee had not elected to defer the receipt of such Compensation. Any distribution made to the Employee or the Beneficiary pursuant to the Plan shall be deducted from the Employee's Deferred Benefit Account as of the date on which such distribution is made.

2.2 During each Fiscal Year, the Employee's Deferred Benefit Account shall be credited with interest, compounded daily, as of the last day of such Fiscal Year.

2.3 The interest rate per annum which shall be credited to the Employee's Deferred Benefit Account for each Fiscal Year shall be that rate of return earned for such Fiscal Year by one of the following mutual funds which shall be selected by the Employee on or before December 31st of the year prior to the beginning of such Fiscal Year:

         (1) Eaton Vance Tax-Managed Growth (U.S. Large-Cap Growth);
         (2) Eaton Vance Tax-Managed Emerging Growth (U.S. Small-Cap Growth);
         (3) State Street Research Legacy (U.S. Large-Cap Growth); and
         (4) MFS Emerging Growth (U.S. Mid and Large Cap Growth).

         The Employee shall make his selection by completing the mutual fund selection form attached hereto as "Attachment B" and incorporated herein by reference. If the mutual fund selected by the Employee shall experience a loss for a relevant Fiscal year, the Employee's Deferred Benefit Account for such Fiscal Year shall be reduced by the amount of the loss.

 3.      PAYMENT OF BENEFITS

 3.1 Following the termination of the Employee's employment with the Corporation for any reason other than death, the Corporation will make a series of payments to the Employee, each such payment to be equal to the Employee's Normal Retirement Benefit. The first such payment shall be made on the first day of the month following the termination of the Employee's employment and the remaining payments shall be made on the first day of each succeeding month until Sixty (60) payments have been made. If the Employee dies before all of the payments due to the Employee have been made, then any remaining payments shall be made to the Employee's Beneficiary. If the Employee's Beneficiary dies before all of the

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         payments due to the Beneficiary have been made, then any remaining payments shall be made to the personal representative of the Beneficiary's estate.

3.2 Following the termination of the Employee's employment with the Corporation on account of his death, the Corporation will make a series of payments to such Employee's Beneficiary, each such payment to be equal to the Employee's Death Benefit. The first such payment shall be made on the first day of the month following the Employee's death and the remaining payments shall be made on the first day of each succeeding month until Sixty (60) payments have been made. If the Employee's Beneficiary dies before all of the payments due to the Beneficiary have been made, then any remaining payments shall be made to the personal representative of the Beneficiary's estate.

3.3 If, at the death of the Employee, there is no properly designated living Beneficiary, then any payment(s) due under Section 3.1 or 3.2 shall be made to the personal representative of the Employee's estate.

3.4 After the Employee's death, if the Employee's Beneficiary becomes entitled to receive any payments hereunder she shall have the right, upon providing Thirty (30) days written notice to the Corporation, to elect to receive a lump sum payment of the then remaining balance in the Deferred Benefit Account.

4.       RIGHTS AND DUTIES OF EMPLOYEES

4.1 The Employee or any other person shall not have any interest in any fund or in any specific asset or assets of the Corporation by reason of this Plan, or for any other reason, or have any right to receive any distributions under the Plan except as and to the extent expressly provided under the Plan. The Employee is a general creditor of the Corporation.

4.2 The Employee shall receive an updated copy of the Plan and shall receive copies of any amendments to the Plan within ten (10) days after their adoption.

4.3 No right of the Employee or any Beneficiary to receive payment hereunder shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or hereafter payable shall be void. No payment under this Plan shall be subject to debts or liabilities of any Employee or Beneficiary.

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4.4      Every person receiving or claiming payments under the Plan shall be presumed to be mentally competent until the date on which the Corporation receives a written notice in a form and manner acceptable to the Corporation that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his or her estate has been appointed. If a guardian or conservator of the estate of any person receiving or claiming payments under the Plan is appointed, payments under this Plan may be made to such guardian or conservator provided that the proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Corporation. Any payments so made shall be a discharge of any liability of the Corporation for such payments.

4.5 Each person entitled to receive a payment under this Plan, whether the Employee, Beneficiary, a guardian or otherwise, shall provide the Corporation with such information it may from time to time deem necessary or in its best interest in administering the Plan. Any such person shall also furnish the Corporation with such documents, evidence, data or other information as the Corporation may from time to time deem necessary or advisable.

5.       DUTIES OF THE PLAN ADMINISTRATOR

5.1      The Plan shall be administered by the Plan Administrator.

5.2 The Plan Administrator may from time to time establish rules and regulations for the administration of the Plan and adopt standard forms for such matters as elections, beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the provisions of the Plan.

5.3 All determinations of the Plan Administrator shall be binding on all parties. In construing or applying the provisions of the Plan, the Corporation shall have the right to rely upon a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Corporation, whether or not any question or dispute has arisen as to any distribution from the Plan.

5.4 The Plan Administrator shall be responsible for maintaining books and records for the Plan.

6.       AMENDMENT OR TERMINATION

6.1 The Corporation reserves the right to amend, modify, terminate or discontinue the Plan at any time. However, no such amendment, modification, termination or discontinuance shall have the effect of:

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         (a)      Reducing the then value of the Employee's Deferred Benefit
                  Account; or
         (b) Deferring the time at which benefits shall be paid to the Employee or the
         (c)      Employee's Beneficiary pursuant to the Plan.

7.       NOT A CONTRACT OF EMPLOYMENT

7.1 This Plan is not a contract of employment between the Employee and the Corporation. No provision of this Plan restricts the right of the Corporation to discharge the Employee, or restricts the right of the Employee to terminate his employment.

8.       CLAIMS PROCEDURE

8.1 If a benefit under this Plan is not paid to the Employee or Beneficiary and such person believes that he or she is entitled to receive it, a claim shall be made in writing to the Plan Administrator within sixty
         (60) days from the date payment was to be made. Such claim shall be reviewed by the Plan Administrator and the Corporation. If the claim is denied, in full or in part, the Plan Administrator shall provide written notice within ninety (90) days setting forth the specific reasons for denial. The notice shall include specific reference to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim, if any. Such written notice shall also indicate the steps to be taken if a review of the denial is desired.

         If the claim is denied and a review is desired, the claimant shall notify the Plan Administrator in writing within sixty (60) days. A claim shall be treated as denied if the Plan Administrator does not take action in the aforesaid ninety (90) day period. In requesting review, the claimant may review this Plan or any documents relating to it and submit any written issues and comments he or she may feel appropriate. In his or her sole discretion the Plan Administrator shall then review the claim and provide a written decision within sixty (60) days. This decision likewise shall state the specific provisions of this Plan on which the decision is based.

         The Secretary of the Corporation is hereby designated as the named fiduciary and Plan Administrator of this Plan.

9.       CONSTRUCTION AND EXPENSE

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9.1      Whenever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any terms in the singular may include the plural.

9.2 All expenses of administering the Plan shall be paid by the Corporation unless the Plan provides to the contrary.

9.3 The Plan shall be construed, administered and governed in all respects under the laws of the State of North Carolina.


                         [Signatures on Following Page]

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         IN WITNESS WHEREOF, the parties hereto have executed this Plan effective as of the day and year first above written.

                                       "Corporation"

                                       PARK MERIDIAN BANK,
                                       a North Carolina banking association


Attest:                                By: /s/ Henry A. Harkey  (SEAL)
                                           ---------------------------
                                           Henry A. Harkey, Chairman of the
                                           Board of Directors
/s/ Bryan Kennedy, III
-----------------------------
Assistant Secretary

[CORPORATE SEAL]


By executing this Plan I hereby accept the invitation to participate in the Plan. I acknowledge that I have read the Plan, understand its terms, understand that benefits will be paid pursuant to the Plan only under the specific circumstances described herein, understand that I am a general creditor of the Corporation and that I have no interest in specific assets owned by the Corporation.

                                        "the Employee"


                                        /s/  Kevin Kennelly   (SEAL)
                                        ----------------------------
                                        Kevin Kennelly

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                                  ATTACHMENT A

                             BENEFICIARY DESIGNATION


         For purposes of the Plan, I hereby designate the following Beneficiary:



                  Aleanne F. Kennelly



                                        /s/  Kevin Kennelly   (SEAL)
                                        ----------------------------
                                        Kevin Kennelly, Employee

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                                  ATTACHMENT B

                              MUTUAL FUND SELECTION

         For purposes of the Plan, I hereby designate the following mutual fund to be used to calculate the interest rate per annum which shall be credited to my Deferred Benefit Account for each Fiscal Year after the date below.












Date:                                       /s/ Kevin Kennelly   (SEAL)
     ------------------------------         ---------------------------
                                            Kevin Kennelly, Employee

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